CONTINGENT EMPLOYMENT AGREEMENT





THIS AGREEMENT, made this ______ day of _______________, 20__,

by and between THE MANITOWOC COMPANY, INC., a Wisconsin

corporation (together with its subsidiaries and any upstream parent company that in the future may control The Manitowoc

Company, Inc. referred to herein as the "Company") and

_______________________, a key employee of the Company (the

"Employee").





                         WITNESSETH:



      WHEREAS, sudden takeovers, acquisitions or changes of

control of domestic corporations have occurred frequently in recent years, and current conditions may contribute to the

continuation or acceleration of this trend; and



      WHEREAS, the possibility of a sudden takeover,

acquisition or change of control can create uncertainty of

employment and may distract and/or cause the loss of valuable

Company officers, to the detriment of the Company and its

shareholders; and



      WHEREAS, it is believed that the detriment described can

be substantially reduced by agreement on the terms hereinafter set forth.




      NOW THEREFORE, in consideration of the foregoing

premises and the mutual covenants hereinafter set forth, IT IS

AGREED



     1.
       Continued Employment.



          (a)
             If a "Change of Control" (as defined below) of

the Company occurs when the Employee is employed by the

Company, the Company will continue thereafter to employ the

Employee, and the Employee will remain in the employ of the

Company, in accordance with the terms and provisions of this

Agreement, for a period of _____ [ONE TO THREE YEARS]

following the date of such change (the "Employment Period").



          (b)
             As used herein, the phrase "Change of Control"

of the Company means the first to occur of the following with respect to the Company or any upstream holding company:



(i)  Any "person," as that term is defined in Sections 13(d)

     and 14(d) of the Securities Exchange Act of 1934 (the

     "Exchange Act"), but excluding the Company, any trustee

     or other fiduciary holding securities under an employee

     benefit plan of the Company, or any corporation owned,

     directly or indirectly, by the stockholders of the

     Company in substantially the same proportions as their

     ownership of stock of the Company, is or becomes the

     "beneficial owner" (as that term is defined in Rule 13d-3

     under the Exchange Act), directly or indirectly, of

     securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities;



(ii) The Company is merged or consolidated with any other

     corporation or other entity, other than: (A) a merger or

     consolidation which would result in the voting securities

     of the Company outstanding immediately prior thereto

     continuing to represent (either by remaining outstanding

     or by being converted into voting securities of the

     surviving entity) more than 80% of the combined voting

     power of the voting securities of the Company or such

     surviving entity outstanding immediately after such

     merger or consolidation; or (B) the Company engages in a

     merger or consolidation effected to implement a

     recapitalization of the Company (or similar transaction)

     in which no "person" (as defined above) acquires more

     than 30% of the combined voting power of the Company's

     then outstanding securities.  Notwithstanding the

     foregoing, a merger or consolidation involving the

     Company shall not be considered a "Change of Control" if

     the Company is the surviving corporation and shares of

     the Company's Common Stock are not converted into or

     exchanged for stock or securities of any other

     corporation, cash or any other thing of value, unless

     persons who beneficially owned shares of the Company's

     Common Stock outstanding immediately prior to such

     transaction own beneficially less than a majority of the

     outstanding voting securities of the Company immediately

     following the merger or consolidation;


(iii)
     The Company or any subsidiary sells, assigns or

     otherwise transfers assets in a transaction or series of

     related transactions, if the aggregate market value of

     the assets so transferred exceeds 50% of the Company's

     consolidated book value, determined by the Company in

     accordance with generally accepted accounting principles,

     measured at the time at which such transaction occurs or

     the first of such series of related transactions occurs;

     provided, however, that such a transfer effected pursuant

     to a spin-off or split-up where stockholders of the

     Company retain ownership of the transferred assets

     proportionate to their prorata ownership interest in the

     Company shall not be deemed a "Change of Control;"



(iv) The Company dissolves and liquidates substantially all of its assets;



(v)  At any time after the date of this Agreement when the

     Continuing Directors cease to constitute a majority of

     the Board of Directors of the Company.  For this purpose,

     a "Continuing Director" shall mean: (A) the individuals

     who, at the date of this Agreement constitute the Board;

     and (B) any new directors (other than directors

     designated by a person who has entered into an agreement

     with the Company to effect a transaction described in

     clause (i), (ii) or (iii) of this paragraph 1(b) of this

     Agreement) whose appointment to the Board or nomination

     for election by the Company's stockholders was approved

     by a vote of at least two-thirds of the then-serving

     Continuing Directors; or



(vi) A determination by the Board of Directors of the Company,

     in view of then current circumstances or impending

     events, that a Change of Control of the Company has

     occurred, which determination shall be made for the

     specific purpose of triggering the operative provisions

     of this Agreement and all other similar contingent

     employment agreements of the Company.



     2.
       Duties.  Unless otherwise agreed by the Company and

Employee, during the Employment Period the Employee shall be employed by the Company in the same position/ offices as those which the Employee held on the date of the Change of Control of the Company.  In such employment the Employee's duties and authority shall consist of and include all duties and

authority customarily performed and held by a person holding an equivalent position with a corporation of similar nature

and size, as such duties and authority related to such

position are reasonably defined and delegated from time to

time by the Board of Directors of the Company.  However, no

change of the Employee's location of employment outside a 30-

mile radius from his place of employment as of the date of

this Agreement (or any other location later consented to by

the Employee), or in the Employee's title, shall be made

without the prior written consent of the Employee.  The

Employee shall have the powers necessary to perform the duties assigned and shall be provided such supporting services,

staff, secretarial and other assistance, office space and

accouterments as shall be reasonably necessary and appropriate in light of the duties assigned (but in no event, in any case,

smaller in quantity or size or inferior in quality than that being furnished to the Employee on the date of the Change of

Control of the Company.



      The Employee shall devote his entire business time,

energy and skills to such employment while so employed, but

the Employee shall not be required to devote more than an

average of approximately 45 hours per calendar week to such

employment.  The Employee may participate in civic or

charitable activities which do not adversely affect his

ability to carry out his responsibilities hereunder.  The

Employee shall be entitled to a minimum of three weeks

(fifteen working days) of paid vacation annually, or such

greater amount as shall be customarily allowed to the Employee during the fiscal year of the Company prior to the fiscal year in which the Change of Control of the Company shall occur.

The Employee shall have the sole discretion to determine the time and intervals of such vacation.



     3.
       Compensation.  While employed under this Agreement,

the Employee shall be compensated as follows:



          (a)
             The Employee shall receive a salary equal to his

salary as in effect as of the date of the Change of Control of the Company, subject to adjustment as hereinafter provided.



          (b)
             The Employee shall be reimbursed for any and all

monies advanced in connection with his employment for

reasonable and necessary expenses incurred by him on behalf of the Company.



          (c)
             The Employee shall be included to the extent

eligible thereunder in any and all plans providing benefits

for the Company's employees, including but not limited to

group life insurance, hospitalization, medical, retiree health and pension, and shall be provided any and all other benefits and perquisites (including use of an automobile, parking

privileges and club membership) made available to other

employees of comparable status, at the expense of the Company on a comparable basis.  The Employee shall be deemed eligible for retiree health if he qualifies on the basis of years of

service (regardless of his age).



          (d)
             The Employee shall be permitted to participate

in any restricted stock plans, stock option plans or other

stock benefit plans as the Company establishes and maintains from time to time for its officers and employees.  The

Employee's participation level in such stock plans shall be

consistent with the participation level of other officers and employees of the Company who have positions, duties and

responsibilities comparable to the Employee.



          (e)
             The Employee shall be included in all profit

sharing, bonus, deferred compensation, split dollar life

insurance, and similar or comparable cash incentive bonus

plans customarily extended by the Company to corporate

officers and key employees of the Company.  The Employee shall be entitled to cash incentive bonuses and profit sharing under such plans which are consistent with the bonuses and profit

sharing received under such plans by other employees and

officers of the Company who have positions, duties and

responsibilities comparable to those of the Employee;

provided, however, that in no event shall (i) the aggregate of cash incentive bonuses earned by the Employee for any fiscal year of the Company during the Employment Period be less than the Employee's Average Annual Incentive Bonus Compensation

(prorated for any portion of a fiscal year of the Company

during the term of the Employment Period), and (ii) the level of profit sharing participation be less than the level in

effect prior to the commencement of the Employment Period.

For this purpose, the Employee's "Average Annual Incentive

Bonus Compensation" shall be the average of the aggregate

annual cash incentive bonuses earned by the Employee (whether paid in the year earned or deferred for payment in subsequent years) under all short and long-term cash incentive bonus

plans maintained by the Company in which the Employee

participated during the Company's latest three consecutive

fiscal years ended prior to the commencement of the Employment

Period.  If the Employee has been employed by the Company for less than three complete fiscal years prior to the

commencement of the Employment Period, then the Employee's

Average Annual Incentive Bonus Compensation shall be the

average of the bonuses earned by the Employee during such

smaller number of complete fiscal years during which he was

employed by the Company prior to the commencement of the

Employment Period.  If the Employee has not been employed for even one complete fiscal year prior to the commencement of the

Employment Period, then the Employee's Average Annual

Incentive Bonus Compensation shall be calculated by prorating the bonus earned by the Employee for the portion of the

Company's most recently completed fiscal year during which the

Employee was employed prior to the commencement of the

Employment Period, as though the Employee had been employed

for such full fiscal year.  This proration shall be calculated based upon a 365-day fiscal year.



     4.
       Annual Compensation Adjustments.  At least annually

during the Employment Period, the Board of Directors of the

Company or an appropriate committee thereof, in accordance

with past practice, will consider and appraise the

contributions of the Employee to the Company's operating

efficiency, growth, production and profits, at least annually during the Employment Period, and the Employee's compensation rate shall be annually adjusted upward to be commensurate with increases given to other corporate officers and key employees generally and as the scope and success of the Company's

operations or the Employee's duties expand.



     5.
       Disability.  If, during the Employment Period, the

Employee shall become disabled by sickness or otherwise so

that he is unable to perform the regular duties of his

employment on a full-time basis, the Company shall pay him

commencing on the date of the disability and continuing for

the first six months thereafter, as sick pay, his normal

salary and all benefits as described in paragraph 3 hereof.

If the disability continues beyond six months, then the

payment of the Employee's normal salary shall be suspended

during the period of disability. During the term of his

disability, and until the expiration of the Employment Period,

the Employee shall continue to receive customary fringe

benefits as provided in paragraphs 3(c) and 3(d) above.  The obligation to provide the foregoing disability benefits shall survive the termination of this Agreement provided the

disability was incurred before termination.  If the disability terminates prior to the end of the Employment Period, the

Employee may elect to return to full-time employment under

this Agreement in which case this paragraph shall apply to all subsequent short or long term disabilities.



      To determine whether the Employee is disabled for the

purposes of this paragraph, either party may from time to time request a medical examination of the Employee by a doctor

appointed by the Company, or as the parties may otherwise

agree, and the written medical opinion of such doctor shall be conclusive and binding upon the parties as to whether or not the Employee has become disabled and the date when such

disability arose.  The cost of any such medical examination

shall be borne by the Company.



     6.
       Retirement.  If, during the Employment Period, the

Employee shall deliver to the Company a statement signed by

him stating that the Employee voluntarily chooses to retire

early from the Company, or if the Employee shall reach the age of 65, or shall with the mutual agreement of the Company agree in writing on early retirement, then this Agreement shall

terminate on the effective date of such event and the terms of the Company's retirement policies or such mutual agreement

shall immediately become effective.



     7.
       Termination Other Than for Cause.



          (a)
             If during the Employment Period: (i) the

Employee's duties shall be changed substantially without his written consent from those specified in paragraph 2, or

(ii) the location of his principal place of employment shall be moved, without his written consent, more than thirty (30)

miles distant from the location of his principal place of

employment on the date of the Change of Control of the

Company, or (iii) he shall fail to be reelected to or he shall be removed from any corporate office(s) of the Company, or

(iv) if the Company otherwise violates this Agreement, or (v)

any successor to the principal business of the Company

(whether by merger, purchase of assets, liquidation or

otherwise) as described in paragraph 12 fails or refuses to

assume the Company's obligations under this Agreement, then

the Employee shall have the right to elect to terminate his

employment under this Agreement and shall thereupon be

entitled to the benefits and a severance payment as set forth in paragraph 7(b) below.



          (b)
             If during the Employment Period the Employee's

employment hereunder shall be terminated (1) by the Company

for any reason other than the reasons set forth in paragraphs

5, 6, 8 or 9 of this Agreement, or (2) by the Employee

pursuant to paragraph 7(a) above, thereafter the Employee

shall be entitled to participate in group life,

hospitalization and medical insurance and shall receive the

other employee benefits and perquisites described in paragraph

3(c) hereof, for the remainder of the Employment Period

(provided that if the Employee would be eligible to

participate in the Company's retiree health plan (based on

years of service without regard to age) if he had retired as of the termination date, he shall be entitled to participate in such retiree health plan upon such termination), and, no

later than thirty (30) calendar days following such

termination, the Company shall pay to the Employee or his

personal representative a severance payment in an amount equal to the sum of the following:



(i)  The Employee's annual base salary through the date of the termination of employment to the extent not theretofore

     paid; plus



(ii) All deferred salary (including "bank" balances in the

     Company's incentive compensation plans), profit sharing,

     bonuses and other compensation earned by the Employee

     (whether vested or unvested or subject to any other

     contingencies) during the course of his employment with

     the Company prior to the termination of his employment;

     plus


(iii)
     The Employee's base salary for the portion of the

     Employment Period remaining unexpired as of the

     termination date.  For this purpose, the Employee's base

     salary shall be his base salary as in effect immediately

     prior to the termination of employment.  For any fraction

     of a year included in the unexpired portion of the

     Employment Period, the Employee's base salary shall be

     prorated based upon a 365-day year; plus



(iv) Incentive bonus compensation and profit sharing for the current fiscal year of the Company during which the

     termination of employment occurs and for all subsequent

     fiscal years of the Company thereafter which are included

     in whole or in part in the portion of the Employment

     Period remaining unexpired as of the termination date.

     The amount of the cash incentive bonus and the profit

     sharing for any partial fiscal year included in the

     balance of the Employment Period shall be prorated based

     on a 365-day fiscal year.  The amount of the annual bonus

     to be applied in calculating the incentive compensation

     payment shall be the average of the annual cash incentive

     bonuses earned by the Employee (whether such incentive

     bonuses were paid in the year earned or deferred for

     payment in subsequent years) under all short and long-

     term cash incentive bonus plans maintained by the Company

     in which the Employee participated during the Company's

     latest three consecutive fiscal years ended prior to the

     termination of the Employee's employment.  The amount of

     the annual profit sharing to be applied in calculating

     the profit sharing payment shall be the average of the

     annual profit sharing earned by the Employee (whether

     such profit sharing was paid in the year earned or

     deferred for payment in subsequent years) under the

     Company's profit sharing plan in which the Employee

     participated during the Company's latest three

     consecutive fiscal years ended prior to the termination

     of the Employee's employment.  If the Employee has been

     employed by the Company for less than three complete

     fiscal years prior to the date of the termination of his

     employment, then the amount of the annual bonus and the

     annual profit sharing for purposes of computing these

     payments shall be based upon the average of the bonuses

     earned and the average of the profit sharing earned by

     the Employee during such smaller number of complete

     fiscal years during which he was employed by the Company

     prior to the date of the termination of his employment.

     If the Employee has not been employed for even one

     complete fiscal year prior to the date of the termination

     of his employment, then his annual bonus and annual

     profit sharing for purposes of computing this payment

     shall be calculated by prorating the bonus earned and the

     profit sharing earned by the Employee for the portion of

     the Company's most recently completed fiscal year during

     which the Employee was employed, as though the Employee

     had been employed for such full fiscal year.  Such

     proration shall be calculated based upon a 365-day fiscal

     year.


          (c)
             If it shall be impossible or impracticable for

the Employee to participate directly in certain programs or

plans specified in subparagraph (b) above, then the Company

shall provide, at the Company's expense, for the provision to the Employee of benefits as nearly as possible identical to,

and in no event less beneficial to the Employee than, those

which would be provided to the Employee through direct

participation.



          (d)
             In the event that any payment to Employee

pursuant to this Agreement or otherwise would be subject to

the excise tax imposed by Section 4999 of the Internal Revenue

Code of 1986, as amended (or any comparable successor

provision), the Company shall be entitled to withhold any such excise tax as required by applicable law, together with any

other amounts required to be withheld under any applicable

federal or state law.



     8.
       Termination for Cause.  Employee agrees that this

Agreement may be terminated by the Company at any time for

cause, which shall mean only conviction based upon the

commission of a felony or becoming the subject of a final

nonappealable judgment of a court of competent jurisdiction

holding that the Employee is liable to the Company for damages for obtaining a personal benefit in a transaction adverse to the interests of the Company.  The Employee shall not be

deemed to have been terminated for cause unless and until

there shall have been delivered to the Employee a copy of a

resolution duly adopted by the affirmative vote of not less

than three-quarters (3/4) of the entire membership of the

Board called and held for such purpose (after reasonable

notice to the Employee and an opportunity for the Employee,

together with his counsel, to be heard before the Board),

finding that the Employee was guilty of conduct constituting cause for termination as set forth in this paragraph 8 and

specifying the particulars thereof in detail.  In the event

this agreement is terminated for cause, the Employee shall

forfeit his right to any and all benefits he would otherwise have been entitled thereafter to receive under the Agreement,

but shall not forfeit his right to benefits accrued up to and including the date of termination.



     9.
       Death of Employee.  Upon the death of the Employee

during the Employment Period, the payment of base compensation as provided in subparagraph 3(a) shall continue through the

last day of the month in which death occurs, and bonuses for the year in which death occurs shall be prorated on the basis of the number of months elapsed during the fiscal year as of such day.  The other rights and benefits of the Employee (or his personal representative) shall be as determined under the applicable programs and plans of the Company covering the

Employee at death.



     10.
        Restricted Shares.  Upon the occurrence of a Change

of Control of the Company, all restrictions upon unconditional receipt by Employee of shares of stock or other securities of the Company granted under any restricted stock or other

compensation plan shall immediately be removed, and such

shares shall vest in and be distributed immediately to

Employee.  The Company covenants and agrees to take such steps

(including amendment of any existing plan) to insure that all such plans shall allow or provide for such vesting and

distribution.  This paragraph 10 shall not accelerate or

otherwise affect the vesting of stock options held by the

Employee, vesting of which shall be governed by the terms of the option plan and/or of any option agreement pursuant to

which such options are granted.



     11.
        Enforceability.  The parties agree that nothing in

this Agreement shall in any way abrogate the right of the

Company and the Employee to enforce by injunction or otherwise the due and proper performance and observance of the several covenants herein contained to be performed by the Employee or the Company or to recover damages for breach thereof



     12.
        Successors and Assigns.  If the Company sells,

assigns or transfers all or substantially all of its business,

assets or earning power to any person, or if the Company

merges into or consolidates or otherwise combines with any

person which is the continuing or successor entity, then the

Company shall assign all of its right, title and interest in this Agreement as of the date of such event to the person

which is either the acquiring or successor corporation, and

such person(s) shall assume and perform from and after the

date of such assignment all of the terms, conditions and

provisions imposed by this Agreement upon the Company.  In

case of such assignment by the Company and of assumption and agreement by such person(s), all further rights as well as all other obligations of the Company under this Agreement

thenceforth shall cease and terminate.  All rights of Employee hereunder shall inure to the benefit of the Employee and his heirs and personal representatives.  Other than as

specifically provided in this paragraph 12, neither the

Company nor Employee may assign any rights or obligations

hereunder without the express written consent of the other

party.



     13.
        Termination Prior to Change of Control.  Except as

described herein in the event of a Change in Control, this

Agreement is not intended to vest in Employee any right to

continued employment by Company.  Absent such a Change in

Control and unless specifically established otherwise by

agreement between the Company and Employee, Employee's

employment status with the Company is one of employment at-

will.



     14.
        Supplemental Agreement.  This Agreement supercedes

any previously existing Contingent Employment Agreement of

like nature between the Company and the Employee; however,

this Agreement supplements, and is not an amendment to or in derogation of, any other agreement between the Company and the

Employee relating to employment or the terms and conditions

thereof.  No person, other than such person as may be

designated by the Board of Directors of the Company, shall

have any authority on behalf of the Company to agree to modify or change this Agreement.  Notwithstanding the foregoing, this

Agreement supercedes and replaces any contingent employment

agreement entered into between the Employee and the Company

prior to the date of this Agreement which addresses terms of employment, compensation and severance benefits that would

become available to the Employee in the event of a change of control of the Company, as that term may be defined in such

other contingent employment agreement.  Accordingly, any such other contingent employment agreements shall be deemed

terminated and of no further force or effect.



     15.
        Governing Law, Severability.  This Agreement is to be

governed by and construed under the internal laws of the State of Wisconsin.  If any provision of this Agreement shall be

held invalid and unenforceable for any reason, such provision shall be deemed deleted and the remainder of the Agreement

shall be valid and enforceable without such provision.





      IN WITNESS WHEREOF, the Company has caused this

Agreement to be executed and its corporate seal affixed and

attested by its duly authorized officer, and the Employee has hereunto set his hand and seal as of the date first above

written.



                                    THE MANITOWOC COMPANY, INC.





                                    By:

_______________________________

      (Corporate Seal)              Terry D. Growcock,

                                President and Chief Executive

                                Officer







                                    EMPLOYEE:







      _______________________________(Seal)